Exhibit 99.1

Analyst Contact:
Kurt Abkemeier investorrelations@inteliquent.com

FOR IMMEDIATE RELEASE

Inteliquent Announces Entry into Breakthrough Agreement

CHICAGO, August 17, 2015 – Inteliquent, Inc. (Nasdaq: IQNT), the carrier for communication service providers, announced that it had entered into a three-year agreement with T-Mobile US, Inc. (NYSE:TMUS), America’s fastest growing wireless company, under which Inteliquent will provide a full suite of IP voice services to T-Mobile (the “PSTN Agreement”).

The agreement provides that T-Mobile will generally use Inteliquent as its sole provider of voice interconnection services for all calls exchanged between T-Mobile and nearly all other voice providers in the United States (excluding certain traffic, including among other things, traffic that is exchanged with other providers over peering arrangements, etc.). The agreement also includes Inteliquent’s “Infrastructure as a Solution” offering. This offering allows a customer to remove its time division multiplexing (TDM) interconnection from its network and use IP/SIP interconnection for voice services. Inteliquent expects that the agreement will result in a significant increase in the volume of traffic carried on Inteliquent’s network.

“We are thrilled to enter into this new agreement with T-Mobile” said John Bullock, Chief Technology Officer of Inteliquent. “In addition, our new ‘Infrastructure as a Solution’ offering opens up an entire new market for us to serve. Historically, we have been the leading provider of connectivity between wireless and other competitive carriers but not from those carriers to the incumbent local exchange carriers. Going forward, our Infrastructure as a Solution offering allows us to serve the enormous amount of traffic that is originated and terminated to legacy landline networks from wireless and other competitive carriers. We believe that billions of minutes of additional traffic may become addressable with this service and that others will be drawn to such an offering – one that may be a challenge to replicate due to our superior quality of service, customer care and scale.”

2015 Business Outlook

Inteliquent expects that the agreement will result in a significant increase in the volume of traffic carried on Inteliquent’s network. In order to support the expected additional traffic, Inteliquent has increased its capital expenditures and revised its 2015 Business Outlook as described below:

	Current Estimates	Prior Estimates
Revenue	$240 to $250 million	$220 to $230 million
Adjusted EBITDA*	$77 to $81 million	$77 to $81 million
Capital Expenditures	$22 to $27 million	$11 to $13 million

*	Adjusted EBITDA (a non-GAAP financial measure). See “Use of Non-GAAP Financial Measures” below for a discussion of the presentation of Adjusted EBITDA.

The revised 2015 financial estimates include increased capital equipment, transport facilities and other costs required to accommodate the significant additional traffic Inteliquent expects to carry as a result of this agreement. Similar to typical outsourcing arrangements, Inteliquent believes this agreement has financial characteristics that include significant onboarding costs in the first portion of the contract, but with committed revenue and higher profitability potential in the later portion of the agreement. As Inteliquent has successfully done with its core business, Inteliquent will be focused on optimizing the costs associated with the additional traffic Inteliquent carries under this agreement. The substantially higher volume of traffic should offer enhanced economies of scale over the term of the agreement.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: our ability to market and provide our Infrastructure as a Solution offering; our ability to perform under the PSTN Agreement, including the risk that the traffic we carry under the PSTN Agreement will not meet our targets for profitability, including EBITDA and Adjusted EBITDA, that we incur damages or similar costs if we fail to meet certain terms in the PSTN Agreement, or that T-Mobile terminates the PSTN Agreement; the risk that our costs to perform under the PSTN Agreement will be higher than we expect; our ability to optimize the traffic we carry under the PSTN Agreement; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission on the PSTN Agreement; the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market new voice services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new voice services; the ability to develop and provide other new services; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; matters arising out of or related to the impairment charge and financial forecasting practices that were the subject of an investigation by the Company’s Audit Committee; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended March 31, 2015, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Inteliquent is a leading provider of connectivity among communications service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries billions of minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter@Inteliquent.

Use of Non-GAAP Financial Measures

In this press release we disclose “Adjusted EBITDA” which is a non-GAAP financial measure. For purposes of SEC rules, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United Sates (GAAP).

EBITDA is defined as net income before (a) interest expense, net (b) income tax expense and (c) depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate: non-cash share-based compensation; non-recurring amounts incurred in connection with amounts paid in connection with the resolution of employee related matters; and amounts received by the Company from an escrow fund related to the purchase of Tinet as a result of a settlement with the sellers of Tinet. We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance and value of our business. We believe that presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions, which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. They provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, we believe that the presentation of Adjusted EBITDA has economic substance because it provides important insight into our profitability trends, as a component of net income, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax expense, non-cash share-based compensation, amounts paid in connection with the resolution of employee related matters, and amounts received by the Company from an escrow fund related to the purchase of Tinet as a result of a settlement with the sellers of Tinet. Accordingly, these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of our business. In addition, we believe Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest and taxes, necessary to operate our business. We disclose the reconciliation between EBITDA and Adjusted EBITDA and net income below to compensate for this limitation. While we use net income as a significant measure of profitability, we also believe that Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating our operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income as calculated in accordance with generally accepted accounting principles as a measure of performance.